UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 13, 2017
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware 001-37870 61-1793262
(State or other jurisdiction of (Commission             (I.R.S. employer
        incorporation or organization) File No.)            identification number)

Two Circle Star Way
San Carlos, California 94070
(Address of principal executive offices, including zip code)
(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensation Arrangements of Certain Officers

As used herein, the term “Board” means (i) with respect to named executive officers other than Mr. Carson, the Compensation Committee of TiVo Corporation (“Company”) Board of Directors, and (ii) with respect to Mr. Carson, a Section 162(m) committee of the independent members of the Company’s Board of Directors.

2016 Bonuses
The Board awarded bonuses to the Company’s named executive officers for 2016 performance. The bonus awards were based on the achievement of pre-determined targets with respect to the Company’s 2016 financial results and such officer’s individual performance, except for Mr. Carson, whose bonus is determined solely based on the Company’s 2016 financial results. Mr. Thompson’s bonus was pro-rated for the portion of the year in which he was employed by the Company. The 2016 bonuses approved for the named executive officers are as follows:

Name and Title	2016 Bonus Paid
Thomas Carson President & Chief Executive Officer	$793,750
Dustin Finer Chief Administrative Officer and Internal Operations Officer	$285,842
Peter Halt Chief Financial Officer	$283,006
Pamela Sergeeff Executive Vice President, General Counsel and Chief Compliance Officer	$283,681
Pete Thompson Executive Vice President & Chief Operating Officer	$127,066

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TiVo Corporation
(Registrant)

Date: February 17, 2017	By: /s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President & General Counsel